Exhibit 99.1

Intuitive Machines Reports First Quarter 2023 Financial Results

•Ended the quarter with contracted backlog of $156.1 million, $107.7 million of which is expected to convert to revenue over the remainder of the year.
•Quarter end cash balance of $46.8 million with an additional $13.6 million of cash received in April from additional warrant exercises
•Lunar lander, Nova-C completed all structural tests, a propellant load demonstration, and a full duration mission sequence test paving the way for Intuitive Machines’ first mission to the Moon expected in third quarter of 2023.
•Awarded five year $719 million NASA Omnibus Multi-Engineering Services (“OMES”) III contract in April 2023 to deliver on-orbit services to the Joint Polar Satellite System for NASA
•Completed business combination with Inflection Point Acquisition Corp. in February 2023 providing capital to execute on business strategy.

Houston, May 11, 2023 -- Intuitive Machines, Inc. (Nasdaq: LUNR, “Intuitive Machines,” or the “Company”), a leading space exploration, infrastructure, and services company, today announced its financial results for the first quarter ended March 31, 2023.
Intuitive Machines CEO, Steve Altemus said, “We are very pleased with the progress we made during our first quarter as a public company. Our team executed well as we prepare for our upcoming mission to return to the Moon. We continue to see strong demand for our diverse product portfolio of in-space solutions. Underscoring this is our recent win of the NASA OMES III contract with a contract ceiling of $719 million for five years, which we believe provides us with visibility into our 2023 revenue forecast and beyond.”

Mr. Altemus continued, “Looking to the balance of 2023, we believe we are well on our way to flying our first mission in the third quarter of this year. The mission, expected to land on the South Pole region of the Moon, is anticipated to be the first mission to the South Pole and represents the return of the United States to the Moon for the first time in more than 50 years. Our IM-1 scientific mission is serving as a precursor to the human Artemis missions. We continue to bid for contracts, including our recent proposal submission to NASA’s solicitation for Near Space Network Services, a 10-year multi-award contract for communication services direct to/from Earth and Data Relay and Navigation Services in and around the vicinity of the Moon. We submitted a prime bid with Raytheon as a significant sub-contractor for data relay services. Overall, we are excited about our progress and look forward to updating you in the quarters going forward as we seek to drive long-term, sustainable shareholder value.”

Operational Highlights

•Intuitive Machines’ lunar lander, Nova-C, completed all structural testing, allowing the Company to proceed with its first mission to the Moon in Q3 this year.
•Awarded a five-year $719 million cost-plus-fixed-fee IDIQ NASA OMES III contract to support work related to Joint Polar Satellite System and NASA's Exploration and In-space Services. Intuitive Machines is the majority partner in a joint venture with KBR to deliver services for this contract.
•Executed contract with Jacobs Solutions (NYSE: J) to assist Jacobs in providing engineering and scientific products, technical services, and related services for NASA Johnson Space Center, other NASA centers, and government agencies as part of NASA’s Johnson Space Center Engineering, Technology, and Science (“JETS”) II contract.
•Completed a full-duration mission sequence test of flight software and flight avionics systems with the control team as part of ongoing progress to launch and land on South Pole of the Moon in the third quarter of 2023.
•Accomplished propellant loading demonstration to fill the vehicle with liquid oxygen and methane to test fill equipment and loading procedures at the launch pad for launch and landing on the Moon.

First Quarter 2023 Financial and Business Highlights

•Contracted backlog of $156.1 million at quarter-end, $107.7 million of which is expected to convert to revenue over the remainder of the year.
•First quarter 2023 revenue of $18.2 million, driven primarily by three NASA CLPS contracts within lunar access services, compared to $18.5 million in the first quarter of 2022.
•Operating loss of $(14.0) million versus $(4.5) million in the prior year period.
•Ending cash balance of $46.8 million as of the end of Q1, with additional $13.6 million of equity capital received in April from warrant exercises.

Erik Sallee, Intuitive Machines CFO said, “Our first quarter 2023 financial results were in line with expectations. With a cash balance of $46.8 million at the end of the quarter, we believe we are well positioned to execute on our business plan. We ended the quarter with a contracted backlog of $156.1 million. This backlog does not include the NASA OMES III contract, which was awarded to our joint venture in early April after the first quarter ended and for which an interested party initiated a protest.”

2023 Outlook

Intuitive Machines expects 2023 revenue to be in the range of $174 million to $268 million and gross margin to be in the range of about 5–18%. We expect to end the year with a cash balance of approximately $49 million.

Mr. Sallee continued, “We expect our revenue generation to be stronger in the second half of the year, given revenue recognition and timing of several events and contracts which we anticipate will occur in the second half of the year and support our projected growth. A stronger second half is in line with previous years and not uncommon within the aerospace and defense industry as a result of the contract nature of the business.”

Conference Call Information

Intuitive Machines will host a conference call today, May 11, 2023, at 4:30 pm Eastern Time to discuss these results. Participants may access the call at 1-877-451-6152, international callers may use 1-201-389-0879, and request to join the Intuitive Machines earnings call. A link to the live webcast of the earnings conference call will be made available on the investors portion of the Intuitive Machines’ website at https://investors.intuitivemachines.com.
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Following the live conference call, participants may access the telephonic replay at 1-844-512-2921, international callers may use 1-412-317-6671, and enter access code 13737679. A webcast replay will be available through the same link on the investors portion of the Intuitive Machines’ website at https://investors.intuitivemachines.com.

Key Business Metrics

In addition to the GAAP financial measures set forth in this press release, the Company has included contracted backlog, which is defined as the total estimate of the revenue the Company expects to realize in the future as a result of performing work on awarded contracts, less the amount of revenue the Company has previously recognized. Intuitive Machines monitors its backlog because we believe it is a forward-looking indicator of potential sales which can be helpful to investors in evaluating the performance of its business and identifying trends over time.

About Intuitive Machines

Intuitive Machines is a diversified space company focused on space exploration. Intuitive Machines supplies space products and services to support sustained robotic and human exploration to the Moon, Mars, and beyond. Intuitive Machines’ products and services are offered through its four business units: Lunar Access Services, Orbital Services, Lunar Data Services, and Space Products and Infrastructure. For more information, please visit intuitivemachines.com.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking. These forward-looking statements generally are identified by the words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would,” “strategy,” “outlook,” the negative of these words or other similar expressions, but the absence of these words does not mean that a statement is not forward-looking. These forward-

looking statements include but are not limited to statements regarding: our expectations and plans relating to our first mission to the Moon, including the expected timing thereof and our progress in preparation thereof; our expectations with respect to, among other things, demand for our product portfolio, our submission of bids for contracts; our expectations regarding protests of government contracts awarded to us; our operations, our financial performance and our industry; our business strategy, business plan, and plans to drive long-term sustainable shareholder value; information under “2023 Outlook,” including our revenue, gross margin and net loss forecasts for 2023 and our expectations on revenue generation. These forward-looking statements reflect the Company’s predictions, projections, or expectations based upon currently available information and data. Our actual results, performance or achievements may differ materially from those expressed or implied by the forward-looking statements, and you are cautioned not to place undue reliance on these forward-looking statements. The following important factors and uncertainties, among others, could cause actual outcomes or results to differ materially from those indicated by the forward-looking statements in this press release: our reliance upon the efforts of our Board and key personnel to be successful; our limited operating history; our failure to manage our growth effectively; competition from existing or new companies; unsatisfactory safety performance of our spaceflight systems or security incidents at our facilities; failure of the market for commercial spaceflight to achieve the growth potential we expect; any delayed launches, launch failures, failure of our satellites or lunar landers to reach their planned orbital locations, significant increases in the costs related to launches of satellites and lunar landers, and insufficient capacity available from satellite and lunar lander launch providers; our customer concentration; risks associated with commercial spaceflight, including any accident on launch or during the journey into space; risks associated with the handling, production and disposition of potentially explosive and ignitable energetic materials and other dangerous chemicals in our operations; our reliance on a limited number of suppliers for certain materials and supplied components; failure of our products to operate in the expected manner or defects in our products; counterparty risks on contracts entered into with our customers and failure of our prime contractors to maintain their relationships with their counterparties and fulfill their contractual obligations; failure to successfully defend protest from other bidders for government contracts; failure to comply with various laws and regulations relating to various aspects of our business and any changes in the funding levels of various governmental entities with which we do business; our failure to protect the confidentiality of our trade secrets and know how; our failure to comply with the terms of third-party open source software our systems utilize; our ability to maintain an effective system of internal control over financial reporting, and to address and remediate existing material weaknesses in our internal control over financial reporting; the U.S. government’s budget deficit and the national debt, as well as any inability of the U.S. government to complete its budget process for any government fiscal year, and our dependence on U.S. government contracts; our failure to comply with U.S. export and import control laws and regulations and U.S. economic sanctions and trade control laws and regulations; uncertain global macro-economic and political conditions (including as a result of a failure to raise the “debt ceiling”) and rising inflation; our history of losses and failure to achieve profitability and our need for substantial additional capital to fund our operations; the fact that our financial results may fluctuate significantly from quarter to quarter; our holding company status; the risk that our business and operations could be significantly affected if it becomes subject to any securities litigation or stockholder activism; our public securities’ potential liquidity and trading; and other factors detailed under the section titled Part I, Item 1A. Risk Factors of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2023, the section titled Part I, Item 2, Management's Discussion and Analysis of Financial Condition and Results of Operations and the section titled Part II. Item 1A. “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 to be filed with the SEC, and in our subsequent filings with the SEC, which are accessible on the SEC's website at www.sec.gov and the Investors section of our website at www.investors.intuitivemachines.com.

These forward-looking statements are based on information available as of the date of this press release and current expectations, forecasts, and assumptions, and involve a number of judgments, risks, and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

Contacts

For investor inquiries:
investors@intuitivemachines.com

For media inquiries:
press@intuitivemachines.com